                                                                    Exhibit 99.2

                            NOTICE OF GUARANTEED DELIVERY
                                         FOR
                              TENDER OF ALL OUTSTANDING
                   121/2% GUARANTEED SENIOR SECURED NOTES DUE 2004
                                   IN EXCHANGE FOR
               121/2% GUARANTEED SENIOR SECURED EXCHANGE NOTES DUE 2004
                                          OF
                              WINSTAR EQUIPMENT II CORP.


          Registered holders of outstanding 121/2% Guaranteed Senior Secured Notes Due 2004 (the "Old Equipment Notes") of WinStar Equipment II Corp. ("Company") who wish to tender their Old Equipment Notes in exchange for a like principal amount of 121/2% Guaranteed Senior Secured Exchange Notes Due 2004 (the "New Equipment Notes") of the Company, in each case, whose Old Equipment Notes are not immediately available or who cannot deliver their Old Equipment Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. WinStar Communications, Inc., the Company's parent corporation, which has guaranteed the Old Equipment Notes, has agreed to guarantee the New Equipment Notes on a senior basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus.

                    THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                                      UNITED STATES TRUST COMPANY OF NEW YORK

BY MAIL:                         BY OVERNIGHT                     BY HAND:                         BY FACSIMILE:
                                 COURIER:
United States Trust              United States Trust              United States Trust              Fax No. (212) 420-6152
  Company of New York             Company of New York              Company of New York             (For Eligible Institutions Only)
P.O. Box 844                     770 Broadway, 13th Floor         111 Broadway, Lower Level        CONFIRM BY TELEPHONE:
Cooper Station                   New York, NY  10003              New York, NY  10006              Telephone no. (800) 548-6565
New York, NY  10276-0844         Attn:  Corporate Trust           Attn:  Corporate Trust Services
(registered or certified mail            Operations Department
recommended)


Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.


This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


Ladies & Gentlemen:

          The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Equipment Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

          The undersigned understands that tenders of Old Equipment Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Equipment Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York
City time on the Expiration Date. Tenders of Old Equipment Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Equipment
Notes being purchased thereunder or as otherwise provided in the Prospectus.

          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                               PLEASE SIGN AND COMPLETE

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

Signature(s) of Registered Owner(s)                   Name(s) of Registered Holder(s)
or Authorized Signatory:___________________________
                                                      ___________________________________________________
___________________________________________________
                                                      ___________________________________________________
___________________________________________________
                                                      ___________________________________________________

Principal Amount of Old Equipment Notes Tendered:__   Address:___________________________________________

___________________________________________________   ___________________________________________________

                                                      Area Cose and Telephone No.:_______________________
Certificate No(s). of Old Equipment Notes
(if available):____________________________________   ___________________________________________________

___________________________________________________   Date:______________________________________________

___________________________________________________



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

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Equipment Notes exactly as its (their) name(s) appear on certificates for Old Equipment Notes or on a security position listing as the owner of Old Equipment Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                         PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):  ______________________________________________________________________

          ______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es):____________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

DO NOT SEND OLD EQUIPMENT NOTES WITH THIS FORM. OLD EQUIPMENT NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.





                                      GUARANTEE
                       (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act, hereby (a) represents that each holder of Old Equipment Notes on whose behalf this tender is being made "own(s)" the Old Equipment Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Equipment Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Equipment Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

                                                  Authorized Signature

Name of Firm:_______________________    Name:_______________________________
Address:____________________________
____________________________________    Title:______________________________
Area Code and Telephone No.:________    Date:_______________________________
____________________________________





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